Exhibit 10.1

BOARD OBSERVER AGREEMENT

THIS BOARD OBSERVER AGREEMENT (“Agreement”) dated as of the 31st day of May, 2022 (this “Agreement”), is made by and between EVO Transportation & Energy Services, Inc., a Delaware corporation (the “Company”), and Danny R. Cuzick (“Observer”).

WHEREAS, the Company has agreed to appoint Observer as a non-voting observer who will be entitled to attend and participate in all meetings of the Company’s Board of Directors (the “Board”), subject to the terms and conditions of this Agreement; and

NOW, THEREFORE, in consideration of the foregoing, the Company and Observer hereby agree as follows:

1.
Board Observer Rights.
(a)
The Company agrees that it will invite Observer to attend, in a non-voting observer capacity, all meetings of the Board for the purposes of permitting Observer to have current information with respect to the affairs of the Company and the actions taken by the Board (the “Approved Purposes”). In no event shall Observer: (i) be deemed to be a member of the Board or any committee thereof; (ii) have the right to vote on any matter under consideration by the Board or otherwise have any power to cause the Company to take, or not to take, any action; or (iii) except as expressly set forth in this Agreement, have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Company or its stockholders or any duties (fiduciary or otherwise) otherwise applicable to the directors of the Company. As a non-voting observer, Observer will also be provided (concurrently with delivery to the directors of the Company and in the same manner delivery is made to them) copies of all notices, minutes, consents, and all other materials or information (financial or otherwise) that are provided to the directors with respect to a meeting or any written consent in lieu of meeting (except to the extent Observer has been excluded therefrom pursuant to clause (c) below).
(b)
If a meeting of the Board is conducted via telephone or other electronic medium (e.g., videoconference), Observer may attend such meeting via the same medium; provided, however, that it shall be a material breach of this Agreement by Observer to provide any other person access to such meeting without the Company’s express prior written consent.
(c)
Notwithstanding the foregoing, the Company may exclude Observer from access to any material or meeting or portion thereof if: (i) the Board concludes in good faith, upon advice of the Company’s counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and such counsel; provided, however, that any such exclusion shall apply only to such portion of the material or such portion of the meeting which would be required to preserve such privilege and not to any other portion thereof; or (ii) such portion of a meeting is an executive session limited solely to members of the Board, independent auditors and/or legal counsel, as the Board may designate.
(d)
[Reserved].
(e)
The rights described in this Section 1 shall terminate upon: (i) any material violation of the terms of this Agreement by Observer which (A) remains uncured within ten business days after receipt of notice thereof, or (B) if such violation is not subject to cure, directly causes harm to the Company in the Board’s sole and absolute discretion; (ii) the death or disability of Observer; (iii) voluntary termination by Observer, or (iv) termination by mutual agreement between Observer and the Company.

2.
Confidential Treatment of Company Confidential Information.
(a)
In consideration of the Company’s disclosure to Observer of information which is not publicly available concerning the Company for the Approved Purposes, Observer agrees that this Agreement will apply to all information, in any form whatsoever, disclosed or made available to Observer concerning the Company, its affiliates and/or the Approved Purposes (“Confidential Information”).
(b)
Except as otherwise provided herein, Observer agrees: (i) to hold Confidential Information in strict confidence; (ii) not to disclose Confidential Information to any third parties; and (iii) not to use any Confidential Information for any purpose except for the Approved Purposes. Observer may disclose the Confidential Information to its responsible agents, advisors, affiliates and representatives with a bona fide need to know (“Representatives”), but only to the extent necessary for the Approved Purposes. Observer agrees to instruct all such Representatives not to disclose such Confidential Information to third parties without the prior written permission of the Company. Observer will, at all times, remain liable under the terms of this Agreement for any unauthorized disclosure or use by any of its Representatives of Confidential Information provided to such Representatives by Observer.
3.
Exempted Disclosure. The foregoing restriction on the use and nondisclosure of Confidential Information will not include information which: (i) is, or hereafter becomes, through no act or failure to act on the part of Observer, generally known or available to the public; (ii) was acquired by Observer before receiving such information from the Company, without restriction as to use or disclosure; (iii) is hereafter furnished to Observer by a third party, without, to Observer’s knowledge, restriction as to use or disclosure; (iv) such information was independently developed by Observer; or (v) is required or requested to be disclosed pursuant to judicial, regulatory or administrative process or court order, provided, that to the extent permitted by law, rule or regulation and reasonably practicable under the circumstances, Observer gives the Company prompt notice of such required disclosure so that the Company may challenge the same.
4.
Return of Confidential Information. Following the termination of the rights of Observer described in Section 1 and upon request of the Company, Observer will promptly: (i) return to the Company all physical materials containing or consisting of Confidential Information and all hard copies thereof; and (ii) destroy all electronically stored Confidential Information in Observer’s possession or control. Observer may retain in his confidential files one copy of any item of Confidential Information in order to comply with any legal, compliance or regulatory requirements. Any Confidential Information that is not returned or destroyed, including, without limitation, any oral Confidential Information, and all notes, analyses, compilations, studies or other documents prepared by or for the benefit of Observer from such information, will remain subject to the confidentiality obligations set forth in this Agreement indefinitely.
5.
Disclaimer. All Confidential Information is provided to Observer “as is” and the Company does not make any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof. The Company will have no liability to Observer resulting from the reliance on the Confidential Information by Observer or any third party to whom such Confidential Information is disclosed.
6.
Company Ownership of Confidential Information. Observer acknowledges that all of the Confidential Information is owned solely by the Company (or its licensors) and that the unauthorized disclosure or use of such Confidential Information would cause irreparable harm and significant injury, the degree of which may be difficult to ascertain. Therefore, in the event of any breach of this Agreement, the Company is entitled to seek all forms of equitable relief (including an injunction and order for specific performance), in addition to all other remedies available at law or in equity.
7.
Observer and Representative Compliance with Securities Laws. Observer agrees that the Confidential Information is given in confidence in accordance with the terms of this Agreement, and Observer will not take any action relating to the securities of the Company which would constitute insider trading, market manipulation, or any other violation of applicable securities law. Observer agrees to instruct all of its Representatives to whom it discloses Confidential Information that they may not take any action relating to the securities of the Company which would constitute insider trading, market manipulation, or any other violation of applicable securities law.
8.
Entire Agreement; Governing Law. This Agreement constitutes the entire agreement of the parties regarding the subject matter of this Agreement and supersedes in its entirety all prior oral and written undertakings and agreements of the Company and the Observer regarding the subject matter of this Agreement. This Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Arizona.
9.
Expenses. The Company agrees to reimburse Observer, and Observer agrees to reimburse the Company, for the actual and reasonable costs and expenses of the other party that such other party incurs in connection with the enforcement of this Agreement or any claim, damages or litigation relating to any breach of this Agreement, if such other party is found to have breached this Agreement.

10.
Term. The provisions of Section 1 hereof shall terminate and be of no further force or effect pursuant to Section 1(e) hereof. Notwithstanding the provisions of this Section 10, the provisions of Sections 2, 3, 4, 6, 7, 9 and this Section 10 shall survive any termination or expiration of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

EVO TRANSPORTATION & ENERGY SERVICES, INC.
By: /s/ Thomas J. Abood Name: Thomas J. Abood Title: Chief Executive Officer

DANNY R. CUZICK

/s/ Danny R. Cuzick
Danny R. Cuzick
8285 West Lake Pleasant Parkway, Peoria, AZ 85382